EXHIBIT 10.1

                               ROGERS CORPORATION

                              AMENDED AND RESTATED
                            PENSION RESTORATION PLAN

                         Effective as of January 1, 2005



                                   Background
                                   ----------

         The name of this Plan is the Rogers Corporation Amended and Restated Pension Restoration Plan effective as of January 1, 2005. The purpose of this Plan is to attract, retain, and motivate qualified management personnel by restoring retirement and survivor benefits that are not paid under the Basic Plan due to the Limitations, deferrals made under a Deferral Plan or both. This Plan also provides certain management personnel (i) additional benefits that are not accrued under the Basic Plan due to the exclusion of bonus compensation and
(ii) other supplemental benefits as determined from time to time by the Committee on a case by case basis in its sole discretion. Capitalized terms used in this Plan are defined in Article I below or in the Basic Plan.

         This Plan applies only to Qualified Executives who are actively employed by a Participating Employer on or after January 1, 2005. Individuals who participated in the Rogers Corporation Amended and Restated Pension Restoration Plan effective as of January 1, 2004 and terminated employment before January 1, 2005 shall have their pension restoration benefits determined solely under the terms of that plan restatement. Participants in this Plan shall not be entitled to payment of pension restoration benefits under the terms of the Rogers Corporation Amended and Restated Pension Restoration Plan effective as of January 1, 2004 at any time.

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                             Article I - Definitions
                             -----------------------

         Wherever used herein, the following terms shall have the respective meanings set forth below. References in this Plan to sections of the Code and ERISA shall include references to the comparable or succeeding provisions of any legislation that amends or replaces such sections.

         1.1 "Actuarial Equivalent" means a lump sum form of benefit that, as of a Participant's benefit commencement date, has a value equivalent to the Normal Form of benefit when computed using an interest rate equal to the average of the annual interest rates on 10-year U.S. Treasury notes plus 20 basis points, all such rates being determined as in effect as of September 1st of the five consecutive calendar years preceding the Plan Year in which occurs the benefit commencement date and the mortality assumptions required under Section 417(e) of the Code. For purposes of this Section 1.1, "benefit commencement date" means first day on which benefits are deemed to be paid to the Participant (or, in the case of death, the Participant's Qualifying Beneficiary) for purposes of calculating benefit amounts under Article IV of this Plan.

         1.2 "Average Monthly Compensation" has the meaning given to that term in the Basic Plan.

         1.3 "Basic Plan" means the Rogers Corporation Defined Benefit Pension Plan (formerly known as the Rogers Corporation Pension Plan for Salaried Employees), as amended from time to time. Reference to any Article or Section of the Basic Plan shall include reference to any comparable or successor provisions of the Basic Plan as amended from time to time.

         1.4 "Board of Directors" means the Board of Directors of the Company.

         1.5 "Change of Control" shall mean the first to occur of any one of the following events:

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                  (a) closing of the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity,

                  (b) closing of the sale of all of the Company's common stock to an unrelated person or entity,

                  (c) there is a consummation of any merger, reorganization, consolidation or share exchange unless the persons who were the beneficial owners of the outstanding shares of the common stock of the Company immediately before the consummation of such transaction beneficially own more than 50% of the outstanding shares of the common stock of the successor or survivor entity in such transaction immediately following the consummation of such transaction, or

                  (d) consummation of a complete liquidation of the Company.
For purposes of this Section 1.5(c), the percentage of the beneficially owned shares of the successor or survivor entity described above shall be determined exclusively by reference to the shares of the successor or survivor entity which result from the beneficial ownership of shares of common stock of the Company by the persons described above immediately before the consummation of such transaction.

         1.6 "Code" means the Internal Revenue Code of 1986, as amended, and any successor code, and related rules, regulations and interpretations.

         1.7 "Committee" means the Compensation and Organization Committee of the Board of Directors, or any successor committee thereto.

         1.8 "Company" means Rogers Corporation, a Massachusetts corporation, and any successor to all or a major portion of its assets or business which assumes the obligations of the Company under this Plan.

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         1.9 "Deferral Plan" means the Rogers Corporation Voluntary Deferred
Compensation Plan for Key Employees, as amended from time to time, and any other nonqualified deferral plan maintained from time to time by the Company or any other Participating Employer.

         1.10     "Effective Date" means January 1, 2005.

         1.11     "Eligible Bonus Amount" means:

                  (a) one-twelfth (1/12) of the bonus paid to a Participant during a Plan Year beginning on or after January 1, 2004 (including any bonus that would have been paid to such Participant but for a deferral under a Deferral Plan) to the extent such bonus is not included in determining such Participant's Average Monthly Compensation under the Basic Plan; provided, however, that:

                           (1) the Eligible Bonus Amount for any such Plan Year shall be zero if such Participant is not employed by the Company on June 1 of such Plan Year, and

                           (2) the Eligible Bonus Amount for the Plan Year during which a Participant was added to Schedule B shall not include any bonus to the extent that it is paid to such Participant during such Plan Year prior to the date such Participant was added to Schedule B; and

                  (b) one-twelfth (1/12) of any bonus that was paid (or that would have been paid but for a deferral under a Deferral Plan) during each Plan Year commencing before January 1, 2004 to the extent that any such bonus is not included in determining such Participant's Average Monthly Compensation under the Basic Plan, but only upon and in the event of:

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                           (1) a Participant's employment termination with the
                  Company and its Subsidiaries due to death or disability (as defined in Section 8.1 of the Basic Plan),

                           (2) commencing severance benefits from the Company or
                  another Participating Employer due to employment termination, or

                           (3) a Participant's Separation from Service on or
                  after a Change of Control.

Notwithstanding the foregoing, in no event shall the Eligible Bonus Amount include any amount paid during a Plan Year that is attributable to a bonus that would have been paid in a prior Plan Year but for the deferral of such payment under a Deferral Plan. References to "bonus" shall mean all bonuses and incentive compensation paid during a Plan Year.

         1.12 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.13 "Excise Tax" means the excise tax imposed by Section 4999 of the Code.

         1.14  "Limitations"   means  the  limitations  imposed  under  Sections
401(a)(17) and 415 of the Code.

         1.15 "Normal Form" means, for any Participant, a single life annuity.

         1.16  "Normal  Retirement  Date" has the meaning  given to that term in
Section 1.1(aa) of the Basic Plan.

         1.17 "Participant" means any employee of the Company who participates in this Plan in accordance with Article II.

         1.18 "Participating Employer" means the Company and any Subsidiary of the Company which is an Employer as defined in the Basic Plan.

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         1.19 "Plan" means the Rogers Corporation Amended and Restated Pension
Restoration Plan, effective as of January 1, 2005, as may be further amended from time to time.

         1.20 "Qualifying Beneficiary" means the individual or individuals (such as the Participant's spouse or other Beneficiary (as defined under Section 1.1(i) of the Basic Plan) or each of them) entitled to receive a pre-retirement death benefit under the Basic Plan; provided, however, that the Participant's estate shall be the qualifying beneficiary if there is no surviving spouse or Beneficiary entitled to a pre-retirement death benefit under the Basic Plan.

         1.21 "Section 409A" means, when referred to in this Plan, Section 409A of the Code, Notice 2007-86 (with respect to periods before January 1, 2009) and the final regulations issued under Section 409A (as applicable to periods after December 31, 2008).

         1.22 "Plan Year" means the 12-month period ending each December 31.

         1.23 "Qualified Executive" mean an individual described in Section 2.3.

         1.24 "Separation from Service" or "Separates from Service" means a termination of employment by a Participant with the Company and its Subsidiaries, whether voluntarily or involuntarily, other than by reason of death, as determined by the Committee in accordance with Treas. Reg. ss.1.409A-1(h) and consistent with the rules set forth below. In determining whether a Participant has experienced a Separation from Service, the following provisions shall apply:

                  (a) A Participant terminates employment when the facts and circumstances indicate that the Participant and the Company reasonably anticipate that no further services will be performed for the Company and its Subsidiaries after a certain date, or that the level of bona fide services the Participant will perform for the Company and its Subsidiaries after such date (whether as a common law employee or as an independent contractor) will permanently decrease to no more than 20% of the average level of bona fide services performed by such Participant (whether as a common law employee or an independent contractor) over the immediately preceding 36-month period.


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                  (b) If a Participant is on military leave, sick leave, or
other bona fide leave of absence, the Participant's employment relationship shall be treated as continuing intact, provided that the period of such leave does not exceed 6 months, or if longer, so long as the Participant retains a right to reemployment with the Company or any of its Subsidiaries under an applicable statute or by contract. If the period of a military leave, sick leave, or other bona fide leave of absence exceeds 6 months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship shall be considered to be terminated for purposes of this Plan as of the first day immediately following the end of such 6-month period. In applying the provisions of this part (b), a leave of absence shall be considered a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Company or one of its Subsidiaries.

                  (c) For a Participant who provides services to the Company, its Subsidiaries or both, as a common law employee and an independent contractor concurrently, a Separation from Service generally shall not occur until the Participant has ceased providing services for such entities as both a common law employee and as an independent contractor, as determined in accordance with the provisions set forth in parts (a) and (b) above, respectively. Similarly, if a Participant ceases providing services for the Company and its Subsidiaries as a common law employee and begins providing services for any such entity as an independent contractor, the Participant will not be considered to have experienced a Separation from Service until the Participant has ceased providing services for all such entities in both capacities, as determined in accordance with the applicable provisions set forth in parts (a) and (b) above. Notwithstanding the foregoing, if a Participant provides services for the Company, its Subsidiaries or both as a common law employee and as a member of the board of directors of the Company, any of its Subsidiaries or both, to the extent permitted by Treas. Reg. ss.1.409A-1(h)(5), the services provided by such Participant as a director shall not be taken into account in determining whether the Participant has experienced a Separation from Service as an employee.

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         1.25 "Subsidiary" means a corporation, partnership, limited liability company or other entity that is required to be considered, together with the Company, as a single employer under Section 414(b) of the Code (employees of controlled group of corporations) or Section 414(c) of the Code (employees of partnerships or limited liability companies under common control). For purposes of determining a controlled group of corporations under Section 414(b), the language "at least 50 percent" shall be used instead of "at least 80 percent" each place it appears in Section 1563(a)(1), (2), and (3) of the Code. For purposes of determining trades or businesses that are under common control for purposes of Section 414(c) of the Code, "at least 50 percent" shall be used instead of "at least 80 percent" each place it appears in Treas. Reg. ss.1.414(c)-2.

         1.26 "Supplemental Benefit" means, for any Participant listed on Schedule A hereto, the incremental monthly benefit that is either specified on Schedule A for such Participant or determined by applying the adjustment methodology specified on Schedule A for such Participant; provided, however, that in applying any such adjustment methodology with respect to a Participant, the adjustments contemplated by clause (x) of Sections 4.1, 4.2, 4.3 or 4.5, whichever is applicable, shall be applied first to obtain a preliminary benefit amount and the Supplemental Benefit shall be equal to the incremental monthly benefit that is determined when such preliminary benefit amount is further adjusted by the applicable adjustment methodology.


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         1.27 "Threshold Amount" means three times a Participant's "base amount"
within the meaning of Section 280G(b)(3) of the Code and the regulations promulgated thereunder less one dollar ($1.00).

                           Article II - Participation
                           --------------------------

         2.1 Continued Participation for Certain Qualified Executives. An individual who participated, on or before December 31, 2004, in the Rogers Corporation Amended and Restated Pension Restoration Plan effective as of January 1, 2004and is actively employed by a Participating Employer as a Qualified Executive on January 1, 2005 shall be a Participant in this Plan on the Effective Date.

         2.2 Participation on and after the Effective Date. Each individual who becomes a Qualified Executive on or after the Effective Date but did not participate in the Rogers Corporation Amended and Restated Pension Restoration Plan effective as of January 1, 2004 shall be eligible to commence participation in this Plan upon the first day of the first month after becoming a Qualified Executive.

         2.3 Qualified Executive. A Qualified Executive shall mean any employee who earned an accrued benefit as a participant under Basic Plan and is employed (or re-employed) by a Participating Employer on or after the Effective Date if either:
                  (a) the employee's compensation in any Plan Year which would be taken into account under the Basic Plan exceeds the limit imposed on such compensation under Section 401(a)(17) of the Code,

                  (b) the employee's benefit under the Basic Plan becomes limited in accordance with Section 415 of the Code,

                  (c) the employee enters (or had entered) into a salary deferral arrangement with a Participating Employer under a Deferral Plan,

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                  (d) the employee is listed on Schedule A or B hereto, or
                  (e) the employee is listed on Schedule C hereto and a Change of Control has occurred.

         2.4 No Guarantee of Eligibility. A Qualified Executive's eligibility to accrue benefits under this Plan with respect to any particular Plan Year does not guarantee continued eligibility to accrue benefits in any future Plan Year.

                        Article III - Payment of Benefits
                        ---------------------------------

         3.1 No Funding Required. Nothing in this Plan will be construed to create a trust or to obligate the Company or any of its Subsidiaries or any other person to segregate a fund, purchase an insurance contract, or in any other way to fund currently the future payment of any benefits hereunder, nor will anything herein be construed to give any employee of the Company or any of its Subsidiaries or any other person rights to any specific assets of the Company or any Subsidiary or of any other person. Any benefits which become payable to a Participant hereunder shall be paid from the general assets of such Participant's Participating Employer, except as provided in Section 3.2.

         3.2 Payment Methods. The Company, in its sole discretion, may establish
(a) a grantor or other trust of which the Company (or a Participating Employer) is treated as the owner under the Code and the assets of which are subject to the claims of the Company's (or such Participating Employer's) general creditors in the event of its insolvency, (b) an insurance arrangement, or (c) any other arrangement or arrangements designed to provide for the payment of benefits hereunder; provided that no such trust or arrangement may be established without the consent of the Committee. Any such arrangement shall be subject to such other terms and conditions as the Company may deem necessary or advisable to ensure (i) that benefits are not includible, by reason of the establishment of any such arrangement or the funding of any such trust, in the income of the beneficiaries of such trust or other arrangement prior to actual distribution or other payment and (ii) that the existence of such arrangement does not cause this Plan to be considered funded for purposes of Title I of ERISA. Notwithstanding the foregoing, in no event shall either the Company or a Participating Employer establish any trust, insurance policy or other arrangement under this Section 3.2 in a manner or on terms that would result in the imposition of any tax, penalty or interest under Section 409A(b)(1) and in no event shall the Company be obligated to, nor shall it, fund any such rabbi trust "in connection with a change in the employer's financial health" within the meaning of Section 409A(b)(2).

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                  Article IV - Retirement and Survivor Benefits
                  ---------------------------------------------

         4.1 Normal or Late Retirement Benefit. A Participant who Separates from Service on or after his or her Normal Retirement Date shall be paid a benefit equal to the Actuarial Equivalent of a monthly benefit payable in the Normal Form equal to (a) minus (b), but not less than zero, where:

                  (a) is the sum of:

                           (x) the amount of the monthly benefit the Participant would have been entitled to receive in the Normal Form under the Basic Plan if:
                                    (i) the Limitations (and the provisions of
                  the Basic Plan applying the Limitations) did not exist,

                                    (ii) the Participant's Average Monthly
                  Compensation under the Basic Plan was determined as if all amounts deferred by the Participant under a Deferral Plan had been paid at the time they would have been paid but for such deferral and

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                                    (iii) for the Participants that (A) have
                  attained age 55, (B) have completed at least one Hour of Service (as defined in Section 1.1(y) of the Basic Plan) after attainment of age 55, and (C) are listed on Schedule B hereto, such Participant's Average Monthly Compensation under the Basic Plan was determined by including such Participant's Eligible Bonus Amounts (i.e., such Participant's Eligible Bonus Amount for each Plan Year is added to such Participant's corresponding basic monthly compensation for such Plan Year when determining the five consecutive Plan Years that produce the highest average), plus

                           (y) such Participant's Supplemental Benefit, if any,
and

                  (b) is the monthly normal or late retirement benefit payable in the Normal Form to such Participant under the Basic Plan. The amount of the monthly benefit under Section 4.1(a) and (b) of this Plan shall be determined as if such Participant's benefits under this Plan and the Basic Plan actually commence on the Participant's Separation from Service, regardless of the actual benefit commencement date under the Basic Plan.

         4.2 Early Retirement Benefit. A Participant who Separates from Service after having satisfied the requirements for an early retirement benefit under the Basic Plan and who retires thereafter (but prior to his or her Normal Retirement Date) shall be entitled to a benefit equal to the Actuarial Equivalent of a monthly benefit payable in the Normal Form equal to (a) minus
(b), but not less than zero, where:

                  (a) is the sum of:

                           (x) the amount of the monthly benefit the Participant would have been entitled to receive in the Normal Form under the Basic Plan, assuming benefit commencement at Separation from Service, if:


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                                    (i) the Limitations (and the provisions of
                  the Basic Plan applying the Limitations) did not exist,

                                    (ii) the Participant's Average Monthly
                  Compensation under the Basic Plan was determined as if all amounts deferred by the Participant under a Deferral Plan had been paid at the time they would have been paid but for such deferral and

                                    (iii) for the Participants that (A) have
                  attained age 55, (B) have completed at least one Hour of Service (as defined in Section 1.1(y) of the Basic Plan) after attainment of age 55, and (C) are listed on Schedule B hereto, such Participant's Average Monthly Compensation under the Basic Plan was determined by including such Participant's Eligible Bonus Amounts (i.e., such Participant's Eligible Bonus Amount for each Plan Year is added to such Participant's corresponding basic monthly compensation for such Plan Year when determining the five consecutive Plan Years that produce the highest average and when determining such average) plus

                           (y) such Participant's Supplemental Benefit, if any,
and
                  (b) is the Participant's monthly early retirement benefit under the Basic Plan payable in the Normal Form to such Participant. The amount of the monthly benefit under Section 4.2(a) and (b) of this Plan shall be determined as if such Participant's benefits under this Plan and the Basic Plan actually commence on the Participant's Separation from Service, regardless of the actual benefit commencement date under the Basic Plan.

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         4.3 Deferred Vested Retirement Benefit. Any Participant who Separates
from Service after having satisfied the requirements for a deferred vested retirement benefit under the Basic Plan but before satisfying the requirements for early retirement thereunder shall be entitled to a benefit equal to the Actuarial Equivalent of a monthly benefit payable in the Normal Form equal to
(a) minus (b), but not less than zero, where:

                  (a) is the sum of:

                           (x) the amount of the monthly benefit the Participant would have been entitled to receive in the Normal Form under the Basic Plan, assuming benefit commencement at age 55, if:

                                    (i) the Limitations (and the provisions of
                  the Basic Plan applying the Limitations) did not exist,

                                   (ii) the Participant's Average Monthly
                  Compensation under the Basic Plan was determined as if all amounts deferred by the Participant under a Deferral Plan had been paid at the time they would have been paid but for such deferral and

                                    (iii) for the Participants that (A) have
                  attained age 55, (B) have completed at least one Hour of Service (as defined in Section 1.1(y) of the Basic Plan) after attainment of age 55, and (C) are listed on Schedule B hereto, such Participant's Average Monthly Compensation under the Basic Plan was determined by including such Participant's Eligible Bonus Amounts (i.e., such Participant's Eligible Bonus Amount for each Plan Year is added to such Participant's corresponding basic monthly compensation for such Plan Year when determining the five consecutive Plan Years that produce the highest average and when determining such average) plus


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                           (y) such Participant's Supplemental Benefit, if any,
and

                  (b) is the monthly deferred vested retirement benefit payable in the Normal Form to such Participant under the Basic Plan. The amount of the monthly benefit under Section 4.3(a) and (b) of this Plan shall be determined as if such Participant's benefits under this Plan and the Basic Plan actually commence on the date on which such Participant attains age fifty-five, regardless of the actual benefit commencement date under the Basic Plan..

         4.4 Other Separation from Service; Death. If a Participant Separates from Service for any reason before becoming eligible for a benefit under either
Section 4.1, 4.2, or 4.3 of this Plan, no benefit shall be payable to such Participant hereunder. If a Participant dies before commencing a benefit under either Section 4.1, 4.2 or 4.3 of this Plan, then except as provided in Section
4.5 below, no benefits shall be payable hereunder with respect to such Participant.

         4.5 Pre-Retirement Death Benefit. In the event a Participant dies on or after becoming eligible to receive a benefit under either Section 4.1, 4.2, or
4.3 of this Plan, but prior to receiving a lump sum payment under this Article IV, the Participant's Qualifying Beneficiary shall be entitled to a pre-retirement death benefit equal to the amount that the Participant would have received if he had actually commenced benefits one day immediately prior to his or her death.


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         4.6 Time and Form of Payment, The Actuarial Equivalent amounts determined under Section 4.1, 4.2, 4.3 and 4.5 of this Plan, as applicable, shall be paid as follows:

                  (a) A Participant who Separates from Service at any time after meeting the eligibility requirements under either Section 4.1 or 4.2 of this Plan shall receive his or her benefit hereunder in the form of a lump sum payment on the date that is the first business day after the date that is six months following such Participant's Separation from Service. Such benefit shall be paid with six months of interest at the applicable federal rate under Section 1274 of the Code, determined as of the date of the Participant's Separation from Service.

                  (b) A Participant who is not described in Section 4.6(a) of this Plan and Separates from Service other than on account of death shall receive his or her benefit hereunder in the form of a lump sum cash payment on the later of the date that (i) is the first business day after the date that is six months following the date such Participant Separates from Service and (ii) the date that such Participant attains age 55. Such benefit shall be paid with interest from the date the Participant attains age 55 to the benefit payment date at the applicable federal rate under Section 1274 of the Code, determined as of the date the Participant attains age 55.

                  (c) In the case of a Participant who dies before commencing benefits under this Plan but with respect to whom a benefit is to be paid under
Section 4.5, such Participant's Qualifying Beneficiary shall receive the amount described in Section 4.5 in the form of a lump sum cash payment on the first day of the month next following such Participant's date of death. In the event that there is more than one Qualifying Beneficiary, the amount of benefit described in Section 4.5 shall be divided among the Qualifying Beneficiaries in the same manner as under the Basic Plan.


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         4.7 Reemployment. A Participant who has received payment of benefits under Section 4.6 and is reemployed by a Participating Employer shall not accrue additional benefits under this Plan unless specifically permitted by the Committee. If additional accruals are permitted, then the benefit payable to such Participant (or, in the event of death, such Participant's Qualifying Beneficiary) under this Plan upon subsequent Separation from Service may be reduced, in the sole discretion of and in the manner prescribed by the Committee consistent with corresponding provisions of the Basic Plan, by the value of the benefits previously received. For avoidance of doubt, nothing in this Plan shall be interpreted to require a Participant to repay any previous lump sum payment previously distributed hereunder due solely to his or her reemployment with a Participating Employer.

         4.8      Change of Control.

                  (a) In the event of a Change of Control, the Company shall immediately distribute to each Participant the lump sum benefit that would have been payable to him or her hereunder had such Participant Separated from Service immediately prior to the Change of Control.

                  (b) In the event of a Change of Control, each Participant who is listed on Schedule C and who is employed by a Participating Employer on the date such Change of Control occurs shall be entitled to receive a benefit hereunder pursuant to Section 4.1, 4.2, 4.3 or 4.5, whichever is applicable, which benefit shall be determined as if such Schedule C Participant (i) had attained age 55 on the date such Change of Control occurred, (ii) had completed at least one Hour of Service (as defined in Section 1.1(y) of the Basic Plan) after attainment of age 55, and (iii) had been listed on Schedule B commencing on such date.


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                  (c) Notwithstanding Section 4.9(a) and (b) of this Plan, in the event that any compensation, payment or distribution by the Company to or for the benefit of any Participant, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise (the "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code, then the benefit payable under this Plan to or for the benefit of such Participant shall be reduced (but not below zero) to the extent necessary so that the aggregate Payments shall not exceed the Threshold Amount. For avoidance of doubt, a reduction shall only be necessary as required under a Participant's "change of control agreement" or similar arrangement with the Company.

         4.9 Employment Taxes. In addition to the lump sum benefit payable under
Section 4.6 or 4.8 of this Plan, each Participant shall be entitled to receive an additional payment under this Section 4.9 with respect to any Plan Year in which any FICA, FUTA or any similar employment taxes are assessed on the benefits accrued under this Plan. The amount of this additional payment shall equal the amount of such taxes plus a tax gross-up payment such that, after payment of any taxes on such amount, there remains a balance sufficient to pay the taxes being reimbursed. An additional payment under this Section 4.9 shall be payable no later than sixty days after each assessment of FICA, FUTA or any similar employment tax on benefits accrued under this Plan.

               Article V - Plan Administration and Interpretation
               --------------------------------------------------

         5.1. Plan Administration. The Committee shall administer this Plan. The Committee shall have the right to make such rules and regulations as it deems appropriate for the efficient administration of this Plan, to construe and interpret this Plan, to decide all questions of eligibility, and to determine the amount and time of payment of benefits hereunder to the fullest extent provided by law and in its sole discretion; any interpretations or decisions so made will be conclusive and binding on all persons having any interest in this Plan.

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

         5.2 General Powers of Administration. The Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to this Plan. For this purpose, the Committee's powers will include, but will not be limited to, the following authority, in addition to all other powers provided by this Plan:

                  (a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of this Plan, including the establishment of any claims procedures that may be required by applicable provisions of law;

                  (b) to interpret this Plan, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under this Plan;

                  (c) to decide all questions concerning this Plan and the eligibility of any person to participate in this Plan;

                  (d) to appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering this Plan;

                  (e) to add additional employees of a Participating Employer to Schedule A, Schedule B or Schedule C; and

                  (f) to allocate and delegate its responsibilities under this Plan and to designate other persons to carry out any of its responsibilities under this Plan, any such allocation, delegation or designation to be in writing.

         5.3 Claims Procedure. A Participant or Qualifying Beneficiary shall only be entitled to make a claim for benefits under this Plan in accordance with the procedures set forth in Schedule D to this Plan. For avoidance of doubt, there is no requirement to make a claim for benefits under Schedule D in the event that there is no dispute regarding the amount to be paid, the timing for a lump sum payment or, in the event of the Participant's death prior to receiving a lump sum payment, who should receive pre retirement death benefits under
Section 4.5 of this Plan.

                     Article VI - Amendment and Termination
                     --------------------------------------

The Committee reserves the right to amend or terminate this Plan at any time, in full or in part; provided, however, that no amendment or termination shall have the effect of:

                  (a) reducing or discontinuing any payments then being made or due to be made under the terms hereof immediately prior to such action;

                  (b) reducing or terminating any rights to future payments of benefits accrued under this Plan as of the date of amendment or termination; or

                  (c) causing the acceleration of payment of benefits upon such amendment or termination unless otherwise permitted under Section 409A. For avoidance of doubt, the Committee's action to cease a Participant's status as a Qualified Executive or to change a Participant from being covered under Schedule B to Schedule C shall be considered an amendment subject to the limitations set forth in this Article VI. The Committee shall establish a minimum benefit under this Plan to ensure that the total accrued benefit under this Plan and the Basic Plan after any amendment or termination of this Plan shall not be less than the total accrued benefit under such plans determined immediately prior to any such amendment or termination, except to the extent that such reduction is due to a reduction in the Participant's Average Monthly Compensation. Notwithstanding the foregoing, nothing shall prohibit the Committee from amending this Plan to the extent reasonably necessary to comply with Section 409A; provided however, that if any amendment or termination of this Plan requires the deferred payment of any amount hereunder, any such payment shall bear interest at the applicable federal rate under Section 1274 of the Code, determined as of the first day that such payment is deferred.

                           Article VII - Miscellaneous
                           ---------------------------

         7.1 Section 409A. This Plan is intended to comply and shall be interpreted and construed in a manner consistent with the provisions of Section 409A. Any provision under this Plan that would cause any benefit hereunder to be subject to Federal income tax prior to payment shall be void as of the Effective Date without the necessity of further action by the Committee. There shall be no acceleration or subsequent deferral of the time or schedule of any payment under the Plan except as permitted under Section 409A and the express terms of this Plan.

         7.2 Nonassignability. None of the benefits, payments, proceeds or claims of any Participant, Qualifying Beneficiary shall be subject to any claim of any creditor of such individual and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any such creditor, nor shall any Participant or Qualifying Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he or she may expect to receive, contingently or otherwise, under this Plan.

         7.3 Limitation on Participants' Rights. Participation in this Plan shall not give any Participant the right to be retained in the employ of a Participating Employer or any right or interest in this Plan other than as herein provided. Each of the Company and the other Participating Employers reserve the right to dismiss any Participant without any liability for any claim against the Participating Employer, except to the extent provided herein or elsewhere.

         7.4 Parties Bound. The terms of this Plan shall be binding upon the Company, the other Participating Employers and their successors or assigns and each Participant participating herein and the Participant's Qualifying Beneficiaries, heirs, executors and administrators. Subject to the foregoing, any action with respect to this Plan taken by the Committee, the Company, or any other Participating Employer, or any action authorized by or taken at the direction or on behalf of the Committee, the Company, or any other Participating Employer shall be conclusive upon all Participants and Qualifying Beneficiaries entitled to benefits under this Plan.

         7.5 Liability of Participating Employers. Subject to its obligation to pay the amount contemplated by this Plan at the time contemplated by this Plan, neither the Company, its Subsidiaries, nor any person acting on behalf of the Company or any of its Subsidiaries shall be liable to any Participant, Qualifying Beneficiary or any other person for any act performed, or the failure to perform any act, with respect to this Plan.

         7.6 Notices. Elections or designations by a Participant to the Company hereunder shall be addressed to the Company to the attention of the Vice President of Human Resources of the Company or his or her designee or, in the absence of the Vice President of Human Resources or his or her designee, to the Vice President and Secretary of the Company. Notices by the Company to a Participant shall be sufficient if in writing and delivered in person or by inter-office or electronic mail or sent by a nationally recognized overnight courier service or by U.S. mail, postage prepaid, to the Participant at his or her most recent home address as reflected in the records of the Company or to such other address as the Participant may specify in writing to the Company.

         7.7 Unsecured General Creditors. No Participant, Qualifying Beneficiary and none of their legal representatives shall have any right, other than the right of an unsecured general creditor, against the Company or any other Participating Employer in respect of any benefit payable hereunder.

         7.8 Severability. In case any provision or provisions of this Plan shall be held illegal, invalid or otherwise unenforceable for any reason such illegality, invalidity or unenforceability shall not affect the remaining provisions of this Plan, but shall be fully severable, and this Plan shall be construed and enforced as if the illegal, invalid or unenforceable provisions had not been included in this Plan.

         7.9 Prohibition Against Alienation. No benefit payable under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or encumbrance of any kind except as required by applicable law. Benefits payable under this Plan shall not be subject to domestic relations orders, including qualified domestic relations orders.

         7.10 ERISA. This Plan is intended to be "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3) and Section 401(a)(1) of ERISA. In the event that the Department of Labor, the Internal Revenue Service, or a court of competent jurisdiction determines that this Plan is not maintained for a select group of management or highly compensated for purposes of Sections 201, 301, and 401 of ERISA, then this Plan shall be deemed to be two separate and distinct plans, one covering the group of Participants who constitute a select group of management or highly compensated employees, and the second covering all other Participants. The Committee is authorized to take any and all actions necessary to implement this Section provided that any such action shall comply with Section 409A.

         7.11 Number. Where appropriate in context, the singular includes the plural, and the plural includes the singular.

         7.12 Governing Law. This Plan shall be construed, administered, and governed in all respects under and by the laws of the Commonwealth of Massachusetts, except to the extent that such laws may be preempted by ERISA.

         7.13 Headings and Subheadings. Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

         IN WITNESS WHEREOF, the Company has caused this amended and restated Plan to be executed by its duly authorized officer this 12th day of December, 2008.
                                ROGERS CORPORATION



                                By:  /s/ Robert D. Wachob
                                     -------------------------------------------
                                     Robert D. Wachob
                                     President and Chief Executive Officer

                                   SCHEDULE A
                                   ----------


                                                                       Supplemental Benefit
                Participant                                       Amount/Adjustment Methodology
                -----------                                       -----------------------------

Frank J. Gillern:                            A supplemental amount such that when such supplemental amount is added to the amount calculated under clause (x) of Section 4.1, 4.2, 4.3 or 4.5 (as the case may be) such sum shall equal the amount that would be calculated under clause (x) of Section 4.1, 4.2, 4.3 or 4.5
                                             (as the case may be) if Mr. Gillern's service and compensation with Durel Corporation from the period of November 20, 2000 through
                                             September 29, 2003 was treated as service with, and compensation from, the Company.

                                   SCHEDULE B
                                   ----------



                                                             Date Added to
                                                             -------------
      Participant                 Date of Birth)             Schedule B
      ------------                --------------             ----------
      Frank J. Gillern            02/11/48                   1/01/04
      John A. Richie              11/08/47                   1/01/04
      Robert M. Soffer            11/08/47                   1/01/04
      Robert D. Wachob            06/28/47                   1/01/04

                                   SCHEDULE C
                                   ----------


The individuals described below shall be deemed listed on this Schedule C as if their names were actually listed hereon; provided that any such individuals who are listed on Schedule B hereto shall not also be listed on this Schedule C:

         o All United States-based appointed corporate officers of Rogers Corporation.

         o All United States-based Vice Presidents (or higher) of Rogers Corporation.

                                   SCHEDULE D
                                CLAIMS PROCEDURE
                                ----------------


         1. Review of Application for Benefits. The Chair of the Committee shall notify a Participant in writing of its decision with respect to a benefits claim within 90 days after receiving such claim.

         2. Review of Denied Claim. If the Chair of the Committee determines that a Participant is not eligible for any benefits or for full benefits, the notice described in paragraph 1 above shall set forth the following:

                  (a)      the specific reasons for such denial;

                  (b) a specific reference to the provisions of this Plan on which the denial is based; a description of any additional information or material necessary for the claimant to perfect a claim and a description of why it is needed; and

                  (c) an explanation of this Plan's claim review procedure and other appropriate information as to the steps to be taken if the Participant or Qualifying Beneficiary wishes to have the claim reviewed.

The Participant shall have the right to review pertinent documents and information used to calculate Plan benefits.

If the Chair of the Committee determines that there are special circumstances requiring additional time to make a decision, the Chair shall notify the Participant of the special circumstances and the date by which a decision is expected to be made and may extend the time for up to an additional 90 days.

If a Participant is determined by the Chair of the Committee to be ineligible for benefits, or if the Participant believes that he or she is entitled to greater or different benefits, the Participant shall have the opportunity to have such claim reviewed by the entire Committee by filing a petition for review with the Committee within 60 days after receipt of the notice issued by the Committee. Such petition shall state the specific reasons the Participant believes he or she is entitled to greater or different benefits. Within 60 days after receipt by the Committee of such petition, the Committee shall afford the Participant an opportunity to present his or her position to the Committee orally or in writing. The Committee shall notify the Participant of its decision in writing within the 60-day period, stating specifically the basis of its decision written in a manner calculated to be understood by the Participant and the specific provisions of this Plan on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, such period may be extended for up to another 60 days, but notice of this extension must be given to the Participant within the first 60-day period.

3. Exhaustion/Limitation of Actions. A claimant shall comply with the claims procedure set forth in paragraph 2 above prior to filing any action in federal or state court with respect to a claim. Any provision of this Plan to the contrary notwithstanding, a claimant shall be barred from filing any action in federal or state court with respect to a claim if such action is not filed within one year from the date the Committee denies, or is deemed to deny, the claim on review in accordance with paragraph 2 above.

4. Rights of Third Parties. A Qualifying Beneficiary shall have the same rights as a Participant to pursue a claim after the Participant's death.


                                       29